Exhibit 32.1

CERTIFICATION FURNISHED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C.  SECTION 1350

The undersigned, Deborah C.  Wright, is the Chairman and Chief Executive Officer of Carver Bancorp, Inc.  (the “Company”).

This certification is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 (the “Report”).

I certify that:

a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

b)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: February 17, 2009	/s/ Deborah C. Wright
Deborah C. Wright